Exhibit 77B

Deloitte & Touche LLP
Suite 3600 555 Seventeenth Street
Denver, CO 80202-3942
USA
Tel: +1 303 292 5400
Fax: +1 303 312 4000
www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Great-West Funds, Inc.:

In planning and performing our audits of the financial statements of Great-West Funds, Inc. (the “Great-West Funds”), comprising the funds listed in Appendix A, as of and for the year ended December 31, 2013, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Great-West Funds’ internal control over financial reporting, including control over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Great-West Funds’ internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Great-West Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund’s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Great-West Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Great-West Funds’ internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of December 31, 2013.

This report is intended solely for the information and use of management and the Board of Directors of Great-West Funds, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Denver, Colorado

February 19, 2014

Appendix A

Fund Listing

Great-West Money Market Fund
Great-West Stock Index Fund
Great-West S&P Small Cap 600® Index Fund
Great-West MFS International Value Fund
Great-West U.S. Government Mortgage Securities Fund
Great-West Bond Index Fund
Great-West Short Duration Bond Fund
Great-West T. Rowe Price Equity/Income Fund
Great-West Small Cap Growth Fund
Great-West Ariel Mid Cap Value Fund
Great-West Loomis Sayles Small Cap Value Fund
Great-West Loomis Sayles Bond Fund
Great-West T. Rowe Price Mid Cap Growth Fund
Great-West Templeton Global Bond Fund
Great-West S&P 500® Index Fund
Great-West Putnam High Yield Bond Fund
Great-West Janus Large Cap Growth Fund
Great-West MFS International Growth Fund
Great-West Federated Bond Fund
Great-West Goldman Sachs Mid Cap Value Fund
Great-West Invesco Small Cap Value Fund
Great-West S&P Mid Cap 400® Index Fund
Great-West International Index Fund
Great-West Putnam Equity Income Fund
Great-West American Century Growth Fund
Great-West Real Estate Index Fund
Great-West Conservative Profile Fund I
Great-West Moderately Conservative Profile Fund I
Great-West Moderate Profile Fund I
Great-West Moderately Aggressive Profile Fund I
Great-West Aggressive Profile Fund I
Great-West Conservative Profile Fund II
Great-West Moderately Conservative Profile Fund II
Great-West Moderate Profile Fund II
Great-West Moderately Aggressive Profile Fund II
Great-West Aggressive Profile Fund II
Great-West Lifetime 2015 Fund I
Great-West Lifetime 2025 Fund I
Great-West Lifetime 2035 Fund I
Great-West Lifetime 2045 Fund I
Great-West Lifetime 2055 Fund I
Great-West Lifetime 2015 Fund II

Great-West Lifetime 2025 Fund II
Great-West Lifetime 2035 Fund II
Great-West Lifetime 2045 Fund II
Great-West Lifetime 2055 Fund II
Great-West Lifetime 2015 Fund III
Great-West Lifetime 2025 Fund III
Great-West Lifetime 2035 Fund III
Great-West Lifetime 2045 Fund III
Great-West Lifetime 2055 Fund III
Great-West SecureFoundation® Balanced Fund
Great-West SecureFoundation® Balanced ETF Fund
Great-West SecureFoundation® Lifetime 2015 Fund
Great-West SecureFoundation® Lifetime 2020 Fund
Great-West SecureFoundation® Lifetime 2025 Fund
Great-West SecureFoundation® Lifetime 2030 Fund
Great-West SecureFoundation® Lifetime 2035 Fund
Great-West SecureFoundation® Lifetime 2040 Fund
Great-West SecureFoundation® Lifetime 2045 Fund
Great-West SecureFoundation® Lifetime 2050 Fund
Great-West SecureFoundation® Lifetime 2055 Fund